                                                                   Exhibit 10.10

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION OR QUALIFICATION OR (ii) IF AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY.

SALE OR OTHER TRANSFER OF THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY IS FURTHER RESTRICTED FOR UP TO 180 DAYS FOLLOWING AN INITIAL PUBLIC OFFERING OF SECURITIES OF THE COMPANY.

Void After 5:00 p.m. Vista, California time on December 20, 2005

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                       REDLINE PERFORMANCE PRODUCTS, INC.

Warrant No. AD-16                                                Shares:  29,767

         THIS CERTIFIES that, subject to the terms and conditions herein set forth, Gunn Allen Financial ("HOLDER") or registered assigns, is entitled to purchase from REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation (the "COMPANY"), at any time on or before December 20, 2005 (the "AGENT'S WARRANT"), Twenty-Nine Thousand Seven Hundred Sixty-Seven (29,767) fully paid and nonassessable shares of $0.01 par value per share common stock of the Company (such class of shares being referred to as the "COMMON STOCK," and such shares of Common Stock which may be acquired upon exercise of this Agent's Warrant being referred to as the "WARRANT SHARES"). This Agent's Warrant is being issued in connection with a placement (the "SERIES A PLACEMENT") of Series A Convertible Preferred Stock ("SERIES A STOCK") being conducted by the Company with the assistance of Dougherty & Company, LLC ("AGENT") to raise a minimum of $2,000,000 and a maximum of $5,000,000. As used herein, the term "HOLDER" means the Agent, or any record holder or holders of the Warrant or Warrant Shares, whether in whole or in part.

         This Warrant is subject to the following provisions, terms and conditions:

         1.)     Purchase Price. Subject to adjustment as hereinafter provided, the purchase price of each Warrant Share shall be One and 25/100 Dollars ($1.25). The purchase price of one Warrant Share is referred to herein as the "WARRANT EXERCISE PRICE."

         2.)     Adjustment of Warrant Exercise Price and Number of Warrant
Shares. The provisions in this Agent's Warrant relating to the Warrant Exercise Price and the number of Warrant Shares to be issued upon exercise of this Agent's Warrant shall be subject to adjustment from time to time as hereinafter provided.

                (a) Upon each adjustment of the Warrant Exercise Price, the Holder of this Agent's Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

                 (b) In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Agent's Warrant shall be proportionately increased, and conversely, in case the Company's outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Agent's Warrant shall be proportionately reduced.

                 (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets ("SUBSTITUTED PROPERTY") with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right, upon payment of the aggregate Warrant Exercise Price, to purchase and receive upon the basis and upon the terms and conditions specified in this Agent's Warrant, and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if it had exercised this Agent's Warrant and had received upon exercise of this Agent's Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger, or sale. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to the Holder such Substituted Property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                 (d) If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 2(b) or 2(c), but which should, in the Company's reasonable judgment, result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to the Agent's Warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

                 (e) Upon any adjustment of the Warrant Exercise Price or the number of shares issuable upon this Agent's Warrant, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Agent's Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.)     No Fractional Shares. No fractional shares will be issued in connection with any exercise of this Agent's Warrant. In lieu of any fractional share which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value, as determined by the Company's officers, of one share of Common Stock on the date of exercise.

         4.)     No Shareholder Rights. This Agent's Warrant shall not entitle its Holder to vote, receive dividends or exercise any of the rights of a shareholder of the Company prior to exercise of this Agent's Warrant.

         5.)     Covenants of the Company. The Company covenants that during the period this Agent's Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Warrant Shares upon the exercise of this Agent's Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of this Agent's Warrant will, upon payment and issuance, be duly authorized and issued, fully paid and nonassessable shares of Common Stock.

         6.)     Exercise of Agent's Warrant. This Agent's Warrant may be
exercised by the registered Holder, in whole or in part, by the surrender of this Agent's Warrant at the principal office of the Company, together with the Exercise Form attached hereto duly executed, accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in cash, cashier's check or bank draft. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Agent's Warrant shall be issued by the Company to the registered Holder for the number of Warrant Shares with respect to which this Agent's Warrant shall not have been exercised. The Agent's Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of this Agent's Warrant, a completed Exercise Form, all documents the Company may reasonably request from the Holder for the purpose of complying with applicable securities and other laws, and payment for the number of Warrant Shares being acquired upon exercise of this Agent's Warrant. The Holder entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of record of such Warrant Shares as of the close of business on such date. After such date, the Company shall issue and deliver to the Holder or Holders entitled to receive the same, a certificate or certificates for the number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided above.

         7.)     Registration of Warrant Shares. The rights of the holder of this Agent's Warrant to include Warrant Shares in a registered offering of securities conducted by the Company are set forth in Appendix A to the Form of Subscription Agreement and Letter of Investment Intent (Investor Rights Provisions) utilized in connection with the Company's sale of shares of Series A Stock, between the Company and each of the Series A Stock investors.

         8.)     Compliance with Securities Laws and Other Transfer
Restrictions.

                 (a) The Holder of this Agent's Warrant, by acceptance hereof, agrees, represents and warrants that this Agent's Warrant and the Warrant Shares which may be issued upon exercise hereof are being acquired for investment, that the Holder has no present intention to resell or otherwise dispose of all or any part of this Agent's Warrant or any Warrant Shares, and that the Holder will not offer, sell or otherwise dispose of all or any part of this Agent's Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "ACT") or applicable state securities laws. The Company may condition any transfer, sale, pledge, assignment or other disposition on the receipt from the party to whom this Agent's Warrant is to be so transferred or to whom Warrant Shares are to be issued or so transferred, of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Upon exercise of this Agent's Warrant, the Holder hereof shall, if requested by the Company, confirm in writing Holder's investment purpose and acceptance of the restrictions on transfer of the Warrant Shares, as well as any representations and agreements requested by the Company in order to permit the issuance of Warrant Shares to be made pursuant to exemptions from registration under federal and applicable state securities laws.

                 (b) In the event the Holder of this Agent's Warrant desires to transfer this Agent's Warrant, the Holder shall provide the Company with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such Holder shall be entitled to transfer this Agent's Warrant in accordance with the notice delivered by such Holder to the Company. If, in the opinion of the counsel referred to in this Section, the proposed transfer or disposition described in the written notice given may not be effected without registration or qualification of this Agent's Warrant, the Company shall give written notice thereof to the Holder hereof, and such Holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law. The Company may place one or more restrictive legends on the Agent's Warrant or any certificates representing the Warrant Shares which set forth the restrictions contained herein, and may further place a "stop transfer" restriction in the Company's books and records with respect to the Agent's Warrant and any Warrant Shares. The restrictions set forth in this Agent's Warrant shall be binding upon any holder, donee, assignee or transferee of the Agent's Warrant or the Warrant Shares.

                 (c) If the Company conducts an initial public offering of its Common Stock by filing a registration statement under the Act, the Holder of this Agent's Warrant or any

         Warrant Shares shall not, without the prior written consent of the Company and the managing underwriter in such offering: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of the Agent's Warrant or any of the Warrant Shares;
         (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of the Agent's Warrant or any right to purchase any of the Warrant Shares; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to the Agent's Warrant or any of the Warrant Shares. Such restrictions shall be effective for a period of time equal to the period during which the managing underwriter imposes such transfer restrictions on the Company's officers and directors; provided, that in no event shall the restricted period applicable to the Holder of this Agent's Warrant exceed one hundred eighty (180) days after effectiveness of the Company's registration statement filed under the Act with the Securities and Exchange Commission with respect to such initial public offering.

         9.)     Subdivision of Agent's Warrant. At the request of the Holder of this Agent's Warrant in connection with a transfer or exercise of a portion of the Agent's Warrant, upon surrender of such Agent's Warrant for such purpose to the Company, the Company will issue and exchange therefor warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by such Holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable securities laws.

         10.)    Loss, Theft, Destruction or Mutilation of Agent's Warrant. Upon
receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agent's Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Agent's Warrant, if mutilated, the Company will make and deliver a new Agent's Warrant of like tenor and dates as of such cancellation, in lieu of this Agent's Warrant.

         11.)    No Limitation on Corporate Action. No provisions of the Agent's
Warrant and no right or option granted or conferred hereunder shall in any way limit, affect, or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

         12.)    Miscellaneous. This Agent's Warrant shall be governed by the laws of the state of Minnesota without reference to such state's choice of laws provisions. The headings in this Agent's Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Agent's Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to the Holder of this Agent's Warrant shall be by certified mail, return receipt requested, or by overnight delivery service to the address furnished to the Company in writing by the last Holder of this Agent's Warrant who shall have furnished an address to the Company in writing. Delivery shall be deemed to have occurred on the date three (3) days after depositing the notice in the U.S. mail or one (1) day after delivery of such notice to a reputable overnight delivery service.

         13.)    Additional Right to Convert Agent's Warrant (Cashless
Exercise).

                 (a) The Holder of this Agent's Warrant shall have the right to require the Company to convert this Agent's Warrant (the "CONVERSION RIGHT") at any time after it is exercisable but prior to its expiration, into shares of Company Common Stock as provided for in this Section. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Company Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Company Common Stock immediately prior to the exercise of the Conversion Right.

                 (b) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "CONVERSION NOTICE") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than ten or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

                 (c) At any closing under Section 13(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Company Common stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the warrant shall not have been exercised.

                 (d) "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

                           (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

                           (ii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market but is traded on the Nasdaq SmallCap Market or other over-the-counter market, then the average of the mean of the closing bid and ask prices reported for the ten (10) business days immediately preceding the Determination Date, and

                           (iii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market, Nasdaq SmallCap Market or other over-the-counter market, then the price established in good faith by the Board of Directors.

ISSUED this 20th day of December, 2000.

REDLINE PERFORMANCE PRODUCTS, INC.

By: /s/  Kent Harle
    ------------------------
    Its: PRESIDENT

                               FORM OF ASSIGNMENT

                       REDLINE PERFORMANCE PRODUCTS, INC.

         FOR VALUE RECEIVED, the undersigned registered owner of this Agent's Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Agent's Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE                    ADDRESS                     NUMBER OF SHARES
----------------                    -------                     ----------------

and does hereby irrevocably constitute and appoint _____________________________ Attorney to make such transfer on the books of REDLINE PERFORMANCE PRODUCTS, INC. maintained for the purpose, with full power of substitution in the premises. The undersigned understands that compliance with the provisions of the Agent's Warrant is necessary to effect any assignment or transfer.

Dated: _____________ ___, _____

___________________________________
Signature

___________________________________
Print Name

                                  EXERCISE FORM

                       REDLINE PERFORMANCE PRODUCTS, INC.

             (To be executed only upon exercise of Agent's Warrant)

         The undersigned registered owner of this Agent's Warrant irrevocably exercises this Agent's Warrant for and purchases _____________________________ of the number of shares of Common Stock of REDLINE PERFORMANCE PRODUCTS, INC. purchasable with this Agent's Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Agent's Warrant.

         The undersigned agrees to deliver a completed and executed subscription, investment or similar document requested by the Company in connection with the purchase of shares of Common Stock upon exercise of this Agent's Warrant.

Dated: __________________ ___, _____

_______________________________________
Signature of Registered Owner

_______________________________________
Street Address

_______________________________________
City, State, Zip Code

_______________________________________
IRS Identification Number

                             CASHLESS EXERCISE FORM

                       REDLINE PERFORMANCE PRODUCTS, INC.

        (To be executed upon exercise of Warrant pursuant to Section 13)

         The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______________ shares of Common Stock, as provided for in
Section 13 therein.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                             Name_______________________________
                                                 (Please print Name)

                                             Address____________________________

                                                    ____________________________

                                             Social Security No.________________

                                             Signature__________________________

         NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the Form of Assignment.

         And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                       REDLINE PERFORMANCE PRODUCTS, INC.

                           INVESTOR RIGHTS PROVISIONS

         1.)     Certain Definitions. Capitalized terms not defined herein shall have the meanings set forth in the Series A Preferred Stock Subscription Agreement and Letter of Investment Intent between the Company and each Series A Holder, to which this Attachment B is attached. In addition, as used in this Attachment B, the following terms shall have the following respective meanings:

                 "AFFILIATE" means, as to any person, a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock or an equity interest, by contract, or otherwise.

                 "AGENT HOLDERS" shall mean the holders of: (i) Agent Warrants; and (ii) shares of Common Stock issued upon the exercise of the Agent Warrants.

                 "AGENT WARRANTS" shall mean a class of warrants to purchase Common Stock, each having the designation "AD-", which warrants were issued as compensation in connection with the Company's sale of Series A Preferred Stock.

                 "BRIDGE HOLDERS" shall mean the holders of: (i) Bridge Warrants; and (ii) the Common Stock issued upon exercise of Bridge Warrants.

                 "BRIDGE WARRANTS" shall mean a class of warrants to purchase Common Stock, each having the designation "AB-", which warrants were issued in connection with the Company's sale of 10% convertible subordinated promissory notes.

                 "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                 "COMMON STOCK" shall mean the Common Stock of the Company.

                 "COMMON STOCK EQUIVALENTS" shall mean the Company's Common Stock then outstanding plus the shares of Common Stock then issuable upon conversion of the outstanding Series A Preferred Stock.

                 "COMPANY" shall mean Redline Performance Products, Inc.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                                       1.

                 "HOLDER" shall mean each Series A Holder, Agent Holder and Bridge Holder.

                 "INDEMNIFIED PARTY" shall have the meaning assigned in Section 7(c) hereof.

                 "INDEMNIFYING PARTY" shall have the meaning assigned in Section 7(c) hereof.

                 "INITIATING HOLDERS" shall have the meaning assigned in Section 2(a) hereof.

                 "IPO" shall mean the closing of the first public offering of Common Stock of the Company pursuant to a registration statement under the Securities Act declared effective by the Commission.

                 "MATERIAL ADVERSE INFORMATION" shall have the meaning assigned in Section 4(b) hereof.

                 "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and Series A Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Series A Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Series A Preferred Stock purchased by the Holders prior hereto or concurrently herewith, (ii) the Common Stock issuable upon conversion of Series A Preferred Stock, (iii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iv) securities issued pursuant to a Rule 145 Transaction, (v) the Company's Common Stock or related options convertible into such Common Stock issued to employees, officers and directors of, and consultants to, the Company, which shares were either issued prior to the Closing or are issued after the Closing pursuant to arrangements approved by the Board of Directors of the Company, or upon the exercise of options granted to such parties pursuant to any such arrangement or (vi) shares issued in connection with any stock split, stock dividend or recapitalization by the Company.

                 "OTHER HOLDERS" shall have the meaning assigned in Section 2(a) hereof

                 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and blue sky fees and expenses.

                 "REGISTRABLE SECURITIES" shall mean (i) Common Stock issued or issuable upon conversion of Series A Preferred Stock; (ii) Common Stock issued or issuable upon exercise of Bridge Warrants; (iii) Common Stock issued or issuable upon exercise of Agent Warrants; and (iv) any shares of Common Stock issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization or similar event. Shares of Common Stock or other securities shall only be treated as Registrable Securities if they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                                       2.

                 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission and such other governmental or regulatory bodies as are appropriate.

                 "RULE 145 TRANSACTION" shall mean any transaction described in Rule 145(a) promulgated by the Commission under the Securities Act.

                 "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock of the Company.

                 "SERIES A FINANCING" shall mean the offer and sale by the Company of Series A Preferred Stock.

                 "SERIES A HOLDERS" shall mean the holders of: (i) Series A Preferred Stock; and (ii) Common Stock issued upon the conversion of Series A Preferred Stock.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, stock transfer taxes and fees of counsel to Holders applicable to the securities included in a registration by the Holders.

2.)      Requested Registration on Form S-3.

(a) Request for Registration. Commencing one (1) year after an IPO, upon the written request by the Holders of Registrable Securities who collectively hold more than 50% of the Registrable Securities (such requesting holder or holders referred to as the "INITIATING HOLDERS"), provided, that the Company is eligible to use registration Form S-3, or a successor form, to effect the requested registration and the Registrable Securities included in any such registration have a dollar value of not less than $2 million as of the close of business on the date on which such request was made, the Company will:

                 (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders who are not Initiating Holders; and

                 (2) as soon as practicable, use its reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder(s) joining in such request as are specified in a written request received by the Company within twenty (20)

                                       3.

                           days after receipt of such written notice from the Company (collectively, the "OTHER HOLDERS").

(b) Underwriting. In the event that the Initiating Holders indicate in their written request pursuant to Section 2(a) that a registration pursuant to this Section 2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2(a)(1). In such event, the right of any Holder, as the case may be, to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall (together with all Initiating Holders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Initiating Holders and the Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated among the Initiating Holders and the Other Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities that such Initiating Holders and Other Holders have requested pursuant to Section 2(a) hereof to include in such registration. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Initiating Holder or Other Holder to the nearest one hundred (100) shares.

(c) The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                 (1) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 Transaction or with respect to an employee benefit plan) and ending one hundred eighty (180) days following the effective date of any public offering by the Company of such securities; or

                 (2) After the Company has effected one (1) registration pursuant to this Section 2, and such registration has been declared or ordered effective.

(d) The Company shall be entitled to postpone the filing of a registration statement pursuant to this Section 2 for a reasonable time (not to exceed ninety
(90) days) on one occasion during any twelve (12) month period if;

                 (1) Within ten (10) business days after the Company receives a demand notice, the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith belief of a majority

                                       4.

                           of the Board of Directors, it would be in the best interests of the Company and its stockholders to delay any such registration at that time;

                 (2) If at any time the Company is subject to the periodic reporting requirements under the Exchange Act, and the Company informs the Holders that it believes that any fact or circumstance concerning the Company exists which, in the good faith judgment of a majority of the Board of Directors, constitutes material information which has not been publicly disclosed and which the Board of Directors believes, in its good faith judgment, is inappropriate or inadvisable so to disclose; or

                 (3) The Company is engaged in any program for the purchase of shares of Common Stock.

                 (4) If the Company shall so postpone the filing of a registration statement, the Company promptly shall give the Holders written notice of such postponement, including a statement of the reasons therefore and the expected duration thereof, and the Initiating Holders making the request for demand registration shall have the right to withdraw the request for registration by giving written notice to the Company within fifteen (15) days after receipt of the notice of postponement. If such Holders shall withdraw the request for registration: (A) such registration shall not recommence; and (B) such request shall not be counted as the one (1) registration to which the Holders (taken together as a whole) are entitled under this Section 2.

                 (5) Subject to the foregoing clauses (1) through (4), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

3.)      Company Registration.

(a) Notice of Registration. If at any time or from time to time, after the date six (6) months after an IPO, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration on Form S-8 or a successor form relating solely to employee benefit plans (ii) a registration on Form S-4 or a successor form; or (iii) a registration relating solely to a Rule 145 Transaction, the Company will:

                 (1)       promptly give to each Holder written notice thereof;
                           and

                 (2) subject to Section 3(b), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty
                           (20) days after receipt of such written notice from the Company, by any Holder. If any Holder decides not to include all of its Registrable Securities in such registration,

                                       5.

                           such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(1). In such event, the right of any Holder to registration pursuant to this
Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company; provided, that no Holder shall be liable for indemnification or contribution in a dollar amount in excess of the net proceeds such Holder received in such offering. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit on a pro rata basis (based on the total number of the Registrable Securities entitled to registration held by the Holder) the number of Registrable Securities to be included in such registration; provided that no such reduction shall be made with respect to securities being offered by the Company for its own account. The Company shall advise all Holders proposing to distribute their securities through such underwriting of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder proposing to distribute their securities through such underwriting to the nearest one hundred (100) shares.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to or after the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

4.)      Expenses of Registration.

(a) The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3 hereof. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders, as the case may be, pro rata on the basis of the number of shares so registered.

(b) Notwithstanding anything herein to the contrary, the Company shall not be required to pay (and the Holders shall be required to pay as set forth below) for expenses of any registration proceeding begun pursuant to Section 2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon Material Adverse Information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2 or 3, as the case may be, in which event such right shall be forfeited by all Holders. If the Holders are required to pay Registration Expenses

                                       6.

pursuant hereto, such expenses (which shall not be deemed to include (i) the cost of normal audits of the Company that would have been performed in any event, or (ii) the time of any executive or other personnel of the Company involved in the preparation of the registration statement) shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. For purposes of this Section 4(b), "Material Adverse Information" shall mean information relating to any occurrence that is materially adverse as to the business, properties or financial condition of the Company, but shall not include information relating to the economy or financial markets generally or the Company's industry generally.

5.)      Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered as provided here, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) Notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days and comply with the provision of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) Furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) Use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary to advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                                       7.

(e) Notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) Subject to reasonable limits on disclosure, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(g) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not then listed and if the registration relates to an IPO, cause such Registrable Securities to be included in whatever exchange or national automated quotation system the Board of Directors determines is appropriate;

(h) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) Cooperate with the sellers of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, without any restrictive legends, in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale thereof to the underwriters, if applicable;

(j) Participate, to the extent reasonably requested by the managing underwriter for the offering or the holders of Registrable Securities to be sold, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable percent of equity securities by the Company;

(k) Obtain from its accountants "cold-comfort" letters, dated the effective date of the Registration Statement and the date of the closing of the sale of the Registrable Securities, and addressed to the Company and, subject to such accountant's reasonable discretion, to the selling Holders, in form and substance as are customarily issued in connection with underwritten public offerings;

                                       8.

(l) Obtain from its counsel an opinion, addressed to the selling Holders, with respect to the offering in form and substance as are customarily issued in connection with comparable offerings;

(m) Use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(n) Take such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

6.)      Additional Provisions.

(a) Information by Holder. The Holders of Registrable Securities included in any registration shall furnish to the Company such information, including information regarding such Holders, the Registrable Securities held by them and the distribution proposed, as the Company may request in writing to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to herein.

(b) Termination. All rights granted and obligations imposed pursuant to Sections 2 and 3 shall terminate (i) as to all Holders on the earlier of three
(3) years after the date of an IPO or (ii) as to each Holder, as the case may be, such time as such Holder (together with such Holder's Affiliates) holds less than one percent (1%) of the Company's outstanding capital stock (if applicable, on an as-converted-to-Common-Stock basis) and such Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144(k) or pursuant to Rule 144 under the Securities Act within any three (3) month period.

(c) Market Standoff. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any underwritten registration pursuant to Section 2 or any underwritten Company registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(d) Suspension of Disposition. The Holders agree that upon receipt of any notice from the Company of any material event, the Holders will discontinue disposition of any Registrable Securities pursuant to the registration statement covering such Registrable Security until the Holders receipt of the copies of the supplemented or amended prospectus, and if so directed by the Company, the Holders would deliver to the Company all copies then and there possession of any prospectus covering such Registrable Securities current at the time of receipt of such notice, other than permanent file copies. If the Company shall give any such notice, the period set forth in Section 5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Holders shall have received the copies of the supplemented or amended prospectus contemplated herein.

                                       9.

(e) Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Holders who collectively hold at least a majority of the Registrable Securities, enter into any agreement (except as provided herein) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration filed under Sections 2 or 3, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which holders of Registrable Securities may include shares in such registration.

7.)      Indemnification.

(a) By Company. The Company will indemnify each Holder, with respect to each registration, qualification or compliance which has been effected pursuant to Section 2 or 3 hereof to this Attachment B, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company for use in connection with such registration by such Holder, controlling person or underwriter. If the Holders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 7(a) to reimburse legal fees and expenses of more than one separate counsel for the Holders.

(b) By Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of their officers and directors and each person controlling such Holder or within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such

                                      10.

untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company for use in connection with such registration by such Holder, as the case may be.

(c) Procedures. Each party entitled to indemnification under this Section 7 (the "PARTY INDEMNIFIED") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at its own expense, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Attachment B unless the failure to give such notice is prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.)      Information Rights.

(a) Delivery of Information. The Company shall deliver to each Holder, as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Company. The Company shall also deliver to each Holder within sixty (60) days after the end of each quarter, an unaudited income statement and balance sheet for and as of the end of such quarter.

(b)      Termination of Information Covenants. The covenants set forth in this
Section 8 shall terminate as to each Holder and be of no further force or effect immediately upon the Company becoming a reporting company under the Exchange Act.

(c) Confidentiality of Information. Each Holder agrees that any information obtained by such Holder pursuant to this Section 8 which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Each Holder further acknowledges and understands that any information so obtained which may be considered material non-public information will not be utilized by such Holder in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

                                      11.

9.)      Amendments.

         Any term included in this Attachment B may be amended and the observance of any term of this Attachment B may be waived only with the written consent of the Company and the holders of more than 50% of the Registrable Securities. Any amendment or waiver effected in accordance with this Section will be binding upon the Company and each holder of securities in to which such securities are convertible, and any future holders of such securities. Any holder of securities subject to this Attachment B may waive its rights hereunder without obtaining the consent of any other person.

10.)     Rule 144 Requirements. During such time as a class of the Company's securities is registered under Section 12 of the Exchange Act, the Company agrees to use reasonable efforts to:

(a) Comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and

(c) Furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company.

11.)     Transfer of Registration Rights.

         The rights to cause the Company to register Registrable Securities as provided herein may be transferred by any Holder in any transfer of the Registrable Securities to a transferee; provided, that the Company is given written notice by such Holder of Registrable Securities at the time of the said transfer stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being transferred, that said transferee agrees in writing to be bound by the provisions set forth herein.

                                      12.